EXHIBIT 10.36






                           THIRD AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  Executed to be effective as of March 27, 1997
                                 by and between

                    MARTIN COLOR-FI, INC., STAR FIBERS CORP.,
               CUSTOM COLORANTS, INC., BUCHANAN INDUSTRIES, INC.,
                          PALMETTO SPINNING CORPORATION

                                       AND

                                NATIONSBANK, N.A.
          AS SUCCESSOR TO NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS)
                     AND NATIONSBANK OF SOUTH CAROLINA, N.A.

















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                    THIS AGREEMENT IS SUBJECT TO THE FEDERAL
               ARBITRATION ACT AND THE SOUTH CAROLINA ARBITRATION
                 ACT SECTION 15-48-10, ET. SEQ. CODE OF LAWS OF
                         SOUTH CAROLINA 1976 AS AMENDED




                                TABLE OF CONTENTS

Preliminary Statement..........................................................1

1.       DEFINITIONS

         1.1.     Defined Terms................................................2
         1.2.     Other Definitional Provisions...............................11

2.       THE REVOLVING CREDIT LOAN

         2.1.     General Terms of the Revolving Credit Loan..................12
         2.2.     Disbursements of the Revolving Credit Loan..................12
         2.3.     The Revolving Credit Note...................................13
         2.4.     Adjustments to Revolving Credit Loan Amount.................13
         2.5.     Margin Requirements under the Revolving Credit Loan.........13
         2.6.     Termination of the Revolving Credit Loan....................13
         2.7.     Fees........................................................13
         2.8.     Conditional Consent to Inclusion of Assets of
                   any Approved Subsidiary....................................14
         2.9.     Account Warranties..........................................14
         2.10.    Lock Box/Collateral Account.................................14
         2.11.    Documentation and Security for Revolving Credit Loan........15
         2.12.    Disbursement to MCF.........................................15
         2.13.    Verification of Accounts....................................15

3.       TERM LOAN

         3.1.     Term Loan Terms.............................................15
         3.2.     Repayment of Term Loan......................................15
         3.3.     Balance.....................................................16

3.1.A. 1997 TERM LOAN.........................................................16

         3.1.A. 1997 Term Loan Terms..........................................16
         3.2.A. Repayment of 1997 Term Loan...................................16
         3.3.A. Disbursements Under 1997 Term Loan............................16
         3.4.A. Draw Requests for 1997 Term Loan..............................17
         3.5.A. Amount of Each Disbursement...................................17
         3.6.A. Fee...........................................................17

4.       CONDITIONS FOR DISBURSEMENTS AND OTHER AGREEMENTS

         4.1.     Conditions Precedent to Disbursements.......................17

                  4.1.1.   Loan Documents.....................................17
                  4.1.2.   Lessor's Waivers/Mortgage's Waivers................17
                  4.1.3.   Wachovia Participation.............................17
                  4.1.4.   Authority Documents................................17
                  4.1.5.   Attorney's Opinion.................................18
                  4.1.6.   Miscellaneous......................................18
                  4.1.7.   No Defaults........................................18
                  4.1.8.   Draw Request.......................................18

         4.2.     Payment to Bank.............................................18
         4.3.     Risk of Loss................................................18

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         4.4.     Waivers.....................................................19
         4.5.     Intangible Taxes............................................19

5.       ADDITIONAL COLLATERAL SECURITY

         5.1.     Nature of Collateral........................................19
         5.2.     Rights in Property Held by Bank.............................19
         5.3.     Rights in Property Held by Borrowers........................19
         5.4.     Financing Statements........................................20

6.       REPRESENTATIONS AND WARRANTIES.

         6.1.     Original....................................................20
         6.2.     Survival....................................................24

7.       BORROWERS' COVENANTS

         7.1.     Affirmative Covenants.......................................24
         7.2.     Negative Covenants..........................................29
         7.3.     Agreements, Representations and Covenants
                   of Any Approved Subsidiary.................................30
         7.4.     Additional Covenants........................................31

8.       BANK'S RIGHTS

         8.1      Appraisal...................................................31
         8.2.     Remedies Cumulative; Nonwaiver..............................31
         8.3.     No Liability of Bank........................................31
         8.4.     Environmental Assessments...................................31
         8.5.     Audits......................................................31

9.       DEFAULT.

         9.1.     Events of Default...........................................32
         9.2.     Acceleration................................................34
         9.3.     Remedies after Acceleration.................................34
         9.4.     Remedies Alternative to Acceleration........................35


10.      MISCELLANEOUS

         10.1.    Construction................................................35
         10.2.    Further Assurances..........................................35
         10.3.    Enforcement and Waiver......................................35
         10.4.    Bank's Expenses.............................................35
         10.5.    Notices.....................................................36
         10.6.    Waiver and Release by Borrowers.............................36
         10.7.    Participation...............................................36

         10.8.    Governing Law...............................................36
         10.9.    Amendment Agreement.........................................37
         10.10.   Assignment..................................................37
         10.11.   Benefit; Binding............................................37
         10.12.   Severability................................................37
         10.13.   Counterparts................................................37
         10.14.   Entire Agreement............................................37
         10.15.   Arbitration.................................................37
         10.16.   Amendment and Restatement...................................38

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT 2-2       -        Form of Collateral Certificate
EXHIBIT 2-3       -        Form of Monthly Borrowing Base Certificate
Schedule 6-1(a)   -        List of Jurisdictions
Schedule 6-1(h)   -        List of Indebtedness
Schedule 6-1(s)   -        List of Collateral Locations
Schedule 6-1(t)   -        List of Trade Names

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                           THIRD AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Agreement") made and entered to be effective as of this day of March, 1997 by and between MARTIN COLOR-FI, INC. ("MCF"), a South Carolina corporation, STAR FIBERS CORP., a South Carolina special purpose corporation and wholly-owned subsidiary of MCF ("Star Fibers"), CUSTOM COLORANTS, INC., a South Carolina corporation and wholly-owned subsidiary of MCF ("CC"), BUCHANAN INDUSTRIES, INC., a South Carolina corporation and wholly-owned subsidiary of MCF ("BI"), and PALMETTO SPINNING CORPORATION, a South Carolina corporation and wholly-owned subsidiary of MCF ("PS"). (MCF, Star Fibers, CC, BI and PS are individually or collectively, as the context requires, referred to as the "Borrower" or "Borrowers") and NATIONSBANK, N.A., as successor to NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS) and NATIONSBANK OF SOUTH CAROLINA, N.A., a federally chartered banking association ("Bank").

PRELIMINARY STATEMENT.

     A. Borrowers have requested Bank to continue to extend credit to Borrowers in the principal amount of up to $25,000,000 on a revolving loan basis (the "Revolving Credit Loan"), the proceeds of which will be used (i) to satisfy Borrowers' working capital needs; (ii) to issue letters of credit in the aggregate principal amount outstanding at any one time not to exceed $750,000;
(iii) to pay, on a one-time basis, the cost of settlement by MCF of that certain lawsuit captioned Georgallos v. Martin Color-Fi, Inc. and James F. Martin in an amount not to exceed $1,150,000 and (iv) to pay Bank approved soft costs incurred by Borrowers in connection with the making and the closing of modifications to the Revolving Credit Loan.

     B. Borrowers also have requested Bank to continue to extend credit to Borrowers on a cumulative line of credit/term loan basis in the principal amount of $36,310,000.00 (the "Term Loan"), the proceeds of which have been (i) to satisfy existing term indebtedness of MCF and Star Fibers in the approximate amount of $21,310,000.00; (ii) to purchase the assets of Palmetto Spinning Corporation and Buchanan Industries, Inc. in the approximate, aggregate amount of $6,000,000.00; (iii) to finance fiscal year 1994 capital expenditures of Borrowers in the approximate amount of $3,000,000.00; (iv) to finance fiscal year 1995 capital expenditures and equipment purchases in an amount not to exceed $3,000,000.00; (v) to finance fiscal year 1996 capital expenditure and equipment purchases in an amount not to exceed $3,000,000.00; and (vi) to pay Bank approved soft costs incurred by Borrowers in connection with the making and the closing of the modifications Term Loan.

     C. Borrowers further have requested Bank to extend a loan to Borrowers on a cumulative line of credit/term loan basis in the principal amount of up to $5,000,000 (the "1997 Term Loan"), the proceeds of which will be used (i) to finance fiscal year 1996 capital expenditures and equipment purchases and up to $3,000,000 of fiscal year 1997 capital expenditures and equipment purchases; and
(ii) to pay Bank approved soft costs incurred by Borrowers in connection with the closing of the 1997 Term Loan.

     D. Bank has agreed to continue to extend to Borrowers the Revolving Credit Loan and the Term Loan and to extend to the 1997 Term Loan pursuant to the terms and conditions of this Agreement.

     E. The Revolving Credit Loan and the Term Loan were extended to Borrowers pursuant to (i) that certain Loan and Security Agreement dated July 14, 1994 as previously amended pursuant to that certain First Amendment to Loan Documents and Agreement dated February 15, 1995 by and between Borrowers and Bank and that certain Second Amendment to Loan Documents and Agreement dated April 7, 1995; and (ii) that certain Amended and Restated Loan and Security Agreement dated August 9, 1995, as subsequently amended by other certain letter modification agreements dated December 18, 1995, February 12, 1996 and October 25, 1996 and respectively; and (iii) that certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 1996 as amended by that certain letter modification agreement dated February 18, 1997.

     NOW, THEREFORE, Borrowers and Bank agree as follows:

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

1.   DEFINITIONS.

     1.1. DEFINED TERMS. As used herein:

         "1997 Term Loan" shall mean the cumulative line of credit/term loan extended by Bank to Borrowers in the original principal amount of up to $5,000,000.00 pursuant to the terms of, and as more particularly described in,
Article 3A. of this Agreement.

         "1997 Term Loan Documents" shall mean and refer to, collectively, all those certain documents and instruments executed in connection with the 1997 Term Loan, including this Agreement, the 1997 Term Note, the Mortgages, the Security Agreements, the Assignment of Leases, the Assignment of Contracts, the Financing Statements and any other documents executed in connection with the 1997 Term Loan as such documents and instruments may be amended, substituted or renewed from time to time.

         "1997 Term Note" shall mean that certain 1997 Term Loan Promissory Note in the original principal amount of up to $5,000,000.00 dated as of the Closing Date executed by Borrowers in favor of Bank evidencing the 1997 Term Loan, as the same may be amended, substituted, modified or renewed from time to time.

         "Adjusted LIBOR" means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100ths of one percent) by dividing (i) LIBOR by (ii) one minus the LIBOR Reserve Percentage.

         "Account Debtor" shall mean any Person who is obligated on or under any Account.

         "Accounts" shall mean any of the Borrowers' presently existing and hereafter arising or acquired accounts, accounts receivable, margin accounts, futures positions, book debts, instruments, notes, drafts, acceptances, chattel paper, and other forms of obligations now or hereafter owned or held by or payable to any of the Borrowers relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by any of the Borrowers or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto, together with all merchandise represented by any of the Accounts; all such merchandise that may be reclaimed or repossessed or returned to any of the Borrowers; all of the Borrowers' rights as an unpaid vendor, including stoppage in transit, reclamation, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, liens, and security interests held by or granted to any of the Borrowers to secure payment of any Accounts; all proceeds and products of all of the foregoing described properties and interests in properties; and all proceeds of insurance with respect thereto, including the proceeds of any applicable credit insurance or fidelity bond, whether payable in cash or in kind; and all ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

         "Affiliate" shall mean any Person (as hereinafter defined) (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any of the Borrowers, including, without limitation, the officers and directors of any of the Borrowers (ii) that directly or beneficially owns or holds 5% or more of any equity interest in any of the Borrowers, or (iii) 5% or more of whose voting stock (or in the case of a Person which is not a corporation, 5% or more of any equity interest) is owned directly or beneficially by any of the Borrowers. As used herein, the term "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of securities, by contract or otherwise.

         "Approved  Subsidiary"  or  "Approved   Subsidiaries"  shall  mean  the
individual or collective reference as the context requires to any wholly-owned subsidiary of MCF acceptable to Bank in its sole discretion.

         "Assignment of Contracts" means the Assignment of Contracts in form and content acceptable to Bank executed by Borrowers as of July 14, 1994 providing to Bank a perfected, first priority assignment of all Borrowers' contracts, as amended or modified.

         "Assignment of Lease" means the Assignment of Leases in form and content acceptable to Bank executed by Star Fibers as of July 14, 1994 providing to Bank a perfected, first priority security interest and assignment of all leases related to the Star Fibers Property, as amended or modified.

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

         "Business Day" shall mean any day other than Saturday, Sunday or other day on which banks in Columbia, South Carolina are authorized or required to be closed.

         "Chattel Paper," "Contracts," "Documents," "General Intangibles," "Goods," "Instruments" and "Proceeds" shall have the same respective meanings as are given to those terms in the Secured Transactions chapter of the Uniform Commercial Code as adopted by the State of South Carolina.

         "Closing Date" shall mean the date as of which this Agreement is executed by Borrowers and Bank.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean, collectively, all real or personal property on which a lien is placed or in which a security interest is granted to secure the Loans pursuant to this Agreement or pursuant to any of the other Loan Documents which includes all assets of Borrowers.

         "Collateral Account" shall mean that certain account established and maintained pursuant to section 2.10 hereof and any substitute accounts therefor or replacement accounts thereof;

         "Collateral Certificate" shall mean the weekly collateral certificate delivered by Borrower to Bank pursuant to sections 2.2 and 7.1(k) of this Agreement substantially in the form attached hereto as Exhibit 2-2, as such certificate may be amended from time to time.

         "Commitment Letter" shall mean Bank's commitment letter dated November 25, 1996 the terms of which are incorporated herein by reference, but to the extent of any conflict between the terms of this Agreement or Loan Documents and the Commitment Letter, the terms of this Agreement or the Loan Documents shall control.

         "Dalton   Property"   shall  mean  that  certain  real   property  more
particularly described on Exhibit A-1 to the Security Agreement, and all improvements located or to be located thereon.

         "Debt Service Ratio" shall mean, for the period in question, the ratio of (net income after taxes plus depreciation plus amortization plus interest expense plus non-cash expenditures less dividends) TO (prior year's current maturities of long term debt plus interest expense plus net capital expenditures that are not financed under financing arrangements acceptable to Bank in its sole discretion), all computed in accordance with GAAP. The "Income Recapture Payment" as required in section 3.2 of this Agreement and in the Term Note shall not be included in the definition of "prior year's current maturities and long-term debt" for purposes of calculating the Debt Service Ratio.

         "Default Condition" shall mean the occurrence or existence of an event or condition which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "Determination Date" shall mean the first Business Day of each calendar month.

         "Dollars" and "$" shall mean dollars and lawful currency of the United States of America.

         "Edgefield Property" shall mean the real property more particularly described on Exhibit A-2 to the Security Agreement, and all improvements located or to be located thereon.

         "Elkhart Property" shall mean the real property more particularly described on Exhibit A-3 to the Security Agreement, and all improvements located or to be located thereon.

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         "Eligible  Accounts  Receivable"  shall  mean  Accounts,   Instruments,
Documents, Chattel Paper, Contracts, and General Intangibles from customers of Borrowers or any Approved Subsidiary in which Bank has a perfected first priority security interest subject to Bank's credit approvals thereof other than the following: (i) Accounts which remain unpaid ninety (90) days after the date of the applicable invoice; (ii) Accounts with respect to which the Account Debtor is an Affiliate of any of the Borrowers, or a director, officer or employee of any of the Borrowers; (iii) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless filings in accordance with the Assignment of Claims Act have been completed and filed in a manner satisfactory to the Agent or, as to any government contract entered into after the date of this Agreement, concurrently with the execution and delivery of that government contract; (iv) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada except if such Accounts (1) are secured by irrevocable trade letter(s) of credit in form and content acceptable to Bank and confirmed by a United States financial institution acceptable to Bank, (2) are secured by standby letters of credit with an expiration of date of at least one hundred twenty (120) days from the date of shipment confirmed by United States Bank acceptable to Bank and otherwise in form and content acceptable to Bank, or (3) are insured by a company acceptable to Bank, which insurance covers business and political risk; (v) Accounts arising with respect to goods which have not been shipped and delivered to and accepted as satisfactory by the Account Debtor or arising with respect to services which have not been fully performed and accepted as satisfactory by the Account Debtor; (vi) Accounts for which the prospect of payment in full or performance in a timely manner by the Account Debtor is or is likely to become impaired as determined by the Bank in its reasonable discretion; (vii) Accounts which are not invoiced (and dated as of the date of such invoice) and sent to the Account Debtor within fifteen (15) days after delivery of the underlying goods to, or performance of the underlying services for, the Account Debtor; (viii) Accounts with respect to which Bank does not have a first and valid fully perfected security interest; (ix) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee, except if Bank is delivered evidence acceptable to Bank as to the collectability in the normal course of business of such Accounts; (x) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and- return, sale on approval (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis on the quality of such Inventory) or consignment basis; (xi) Accounts with respect to which the Account Debtor is located in Minnesota unless the applicable Borrower has filed a Notice of Business Activities Report with the Secretary of State of Minnesota for the then current year; (xiv) all Accounts of any Account Debtor if twenty-five percent (25.0%) or more of all Accounts of such Account Debtor have ceased to be Eligible Accounts Receivable; and (xii) Accounts with respect to which the Account Debtors are residents of Canada to the extent the aggregate sum exceeds $750,000.00. The approvals of Account Debtors and Accounts shall be for Bank purposes only and shall not constitute any representation by Bank as to the credit worthiness of any such Account Debtor or the advisability or profitability of doing business with such Account Debtor.

         "Eligible Inventory" shall mean Inventory (but not including prepaid Inventory) which the Bank reasonably determines to meet all of the following requirements: (a) such Inventory (i) is owned by one of the Borrowers; (ii) is subject to a perfected, first priority security interest in favor of Bank; and
(iii) is subject to no other lien or encumbrance whatsoever other than Permitted Liens; (b) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale; (c) such Inventory is currently either usable or salable in the normal course of the businesses of Borrowers;
(d) such Inventory is located at one of the locations set forth in this Agreement; (e) such Inventory is located within the continental United States; and (f) such Inventory is not determined by Bank in good faith to be ineligible for any other reason.

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         "Environmental  Laws" shall mean any and all foreign,  federal,  state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may anytime hereafter be in effect.

         "Equipment" shall mean all furniture, fixtures, equipment, apparatus, motor vehicles, tractors, rolling stock, fittings and other tangible personal property (other than Inventory) of every kind and description used in any of the Borrowers' business operations or owned by any of the Borrowers and all proceeds and products thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall mean the occurrence of any event  specified in section 9 hereof or as set forth in any of the other Loan Documents.

         "Financing Statements" shall mean the Uniform Commercial Code financing statements executed and delivered by all of the Borrowers, as debtors, naming Bank, as secured party, to be filed in the applicable recording offices any jurisdiction (State and County) that Borrowers conduct business or where collateral is located.

         "Funded Debt" shall mean (i) Indebtedness, including Subordinated Indebtedness, for borrowed money or Indebtedness for the deferred purchase price of property or services, (ii) obligations evidenced by bonds, notes, debentures or other similar instruments, and (iii) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases.

         "Funded Debt Ratio"  shall mean the ratio,  for the period in question,
of  Funded  Debt  to  (earnings   before  interest,   taxes,   depreciation  and
amortization), computed in accordance with GAAP.

         "GAAP" shall mean generally accepted accounting principals in the United States of America in effect from time to time, applied on a consistency basis.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indebtedness" shall mean, as to Borrowers, and any Approved Subsidiary, all items of indebtedness, obligation, or liability thereof, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, and interest due thereon and costs due in connection therewith.

         "Indemnification Agreement" shall mean that certain Indemnification Agreement executed by and among inter alia Cookson America, Inc., S.F. Liquidation, Inc. and Federal Pacific Electric Company (whose obligations are guaranteed by Reliance Electric Company) related to the Star Fibers Property.

         "Interest Period" shall mean each period of time commencing on a Determination Date and ending the day before the next successive Determination Date.

         "Inventory" shall have the same meaning as is given to that term in the Secured Transactions chapter of the Uniform Commercial Code as adopted by South Carolina, S.C. Code Ann. 36-9-109 (4) (1976), and shall include customer returns, manufacturers' trade-ins, and repossessions from customers, except "inventory" does not include any hazardous or toxic substance, by-product, waste, or other material.

         "Land" or "Lands" shall mean, individual or collective references to those parcels of real property more particularly described in Exhibits A-1 through A-6 to the Security Agreement and the Whitecrest Land.

         "Laurens   Property"   shall  mean  that  certain  real  property  more
particularly described on Exhibit A-4 to the Security Agreement, and all improvements located or to be located thereon.

         "Laws" shall mean all ordinances, statutes, regulations, orders, injunctions, writs, or decrees of any governmental or political subdivision or agency thereof, or any court or similar entity established by any thereof.

         "Leverage  Ratio"  shall  mean the  ratio of  (total  liabilities  less
Subordinated   Indebtedness)   TO   (Tangible   Net  Worth   plus   Subordinated
Indebtedness), as computed in accordance with GAAP.

         "LIBOR" shall mean, for each Interest Period, (i) the arithmetic mean (rounded upwards, if necessary, to the nearest 1/100th of one percent) of the 90-day London Interbank Offered Rates for U. S. Dollar deposits appearing on the Reuters Screen LIBOR page (or such other display as may replace such page on the Reuter's Screen) as of 11:00 a.m. London time on the Determination Date included in such Interest Period, or (ii) if no such rate appears on the Reuters Screen LIBOR page on such Determination Date, LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of one percent) of rates quoted by not less than two major banks in New York City, selected by the Bank at approximately 10:00 a.m., Columbia, South Carolina time on such Determination Date for deposits in U.S. Dollars offered to leading European Banks, or (iii) if none of the above methods for determining LIBOR shall be available, a rate determined by a substitute method of determination agreed on by Borrower and Bank; provided, if such agreement is not reached within a reasonable period of time (in Bank's judgment), a rate reasonably determined by Bank as a rate being paid, as of each Determination Date, by first class banking organizations (as determined by Bank) in the London interbank market for U. S. Dollar deposits.

         "LIBOR Reserve Percentage" means the maximum aggregate rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the Adjusted LIBOR is to be determined or (ii) any category of extensions or credit or other assets related to LIBOR.

         "Loan" or "Loans" shall mean the individual or collective reference, as the context requires, to the Revolving Credit, the Term Loan and the 1997 Term Loan.

         "Loan Documents" shall mean the collective reference to this Agreement, the Notes, the Mortgages, the Security Agreements, the Assignment of Leases, Assignment of Contracts, the Financing Statements, the Swap Agreement, and any other documents or instruments executed in connection with the Loans.

         "Material Environmental Amount" shall mean an amount payable by any of the Borrowers in excess of $100,000.00 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination of these.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or waste, defined or regulated as such in or under any Environmental Law (including, without limitation, asbestos, polychlorinated biphenyls and ureaformaldehyde insulation.

         "Monthly Borrowing Base Certificate" shall mean the borrowing base certificate submitted by Borrower to Bank pursuant to sections 2.2 and 7.1(k) of this Agreement, substantially in the form attached hereto as Exhibit 2-3, as the same may be amended from time to time.

         "Mortgage" or "Mortgages" shall mean the individual or collective reference as the context requires to those certain mortgages, deeds to secure debt, deeds of trust or other documents executed by the applicable Borrower pursuant to which Bank is granted a title-insured, first priority lien on the Properties, as may be amended or modified.

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

         "Multiemployer Plan" shall mean a Plan which is a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.

         "Notes" shall mean and refer to, collectively, the Revolving Credit Note, the Term Note, the 1997 Term Note and any other notes as may be outstanding from time to time, under this Agreement, which are properly executed, completed, and delivered to Bank, as the same may be amended from time to time, and all other notes delivered in substitution, addition, or exchange for any thereof.

         "Obligations" means the joint and several obligations of Borrowers: (a) to pay the principal of and interest on the Notes in accordance with the terms thereof, to reimburse Bank for Bank's expenses pursuant to section 10.4, and to pay or satisfy all of its other obligations of Borrowers to Bank whether hereunder or otherwise including obligations under any Swap Agreement with the Bank, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, or renewals thereof; (b) to repay Bank all amounts advanced hereunder or otherwise on behalf of Borrowers, including without limitation advances for principal or interest to prior secured parties, mortgagees, or lienors, or for taxes, levies, rent, insurance, repairs to or maintenance or storage of any of the Collateral; and (c) to reimburse Bank, on demand, for all of Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with any proceeding brought to enforce payment of any of the obligations referred to in the foregoing paragraph (a) or (b) or otherwise in connection with the enforcement or maintenance of the Loans.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Encumbrances" shall mean all existing encumbrances against any of the Collateral, including the Properties, specifically approved by Bank in writing which include the encumbrances set forth in Exhibit B's to the Mortgages.

         "Person" shall mean an individual, any entity, or government or political subdivision or agency thereof, as may be appropriate.

         "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Borrower is (or if such Plan were terminated at such time, would be under Section 4069 of ERISA deemed) an "Employer" as defined in Section 3(5) of ERISA.

         "Properties"  shall  mean  the  collective   reference  to  the  Dalton
Property, the Edgefield Property, the Elkhart Property, the Laurens Property, the Star Fibers Property, the Sumter Property and the Whitecrest Property.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty (30) day notice period is waived under Subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

         "Revolving Credit Loan" shall mean the revolving credit loan in the maximum principal amount of up to $25,000,000.00 pursuant to the terms of and as more particularly set forth in Article 2 of this Agreement.

         "Revolving Credit Loan Documents" shall mean and refer to, collectively, all those certain documents and instruments executed in connection with the Revolving Credit Loan including this Agreement, the Revolving Credit Note, the Mortgages, the Security Agreements, the Assignment of Leases, Assignment of Contracts, Financing Statements and any other documents executed in connection with the Revolving Credit Loan as such documents and instruments may be amended, substituted or renewed from time to time.

         "Revolving Credit Note" shall mean and refer to that certain second amended and restated revolving credit promissory note in the original principal amount of up to $25,000,000.00 dated December 16, 1996 executed by Borrowers in favor of Bank evidencing the Revolving Credit Loan which is an amendment and restatement of that certain Revolving Credit Note in the original principal amount of $28,000,000 dated as of July 14, 1994 and that certain Amended and Restated Revolving Credit Promissory Note in the original principal amount of $25,000,000 dated as of August 9, 1995 as the same may be amended, renewed or substituted from time to time.

         "Security Agreement" or "Security Agreements" shall mean the individual or collective reference as the context requires to those certain security agreements executed by the Borrowers pursuant to which Bank is granted a perfected, first priority security interest in all personal property of Borrowers, now owned or hereafter acquired and wherever located, including, Accounts, Inventory and Equipment, as may be amended, modified, or restated from time to time.

         "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Star Fibers Property" shall mean that certain real property more particularly described on Exhibit A-5 to the Security Agreement, and all improvements located or to be located thereon.

         "Subordinated Debt" shall mean Subordinated Indebtedness of MCF owed to
(a) William Fred Davis, Jr., Mary Brown Davis, Natalie Lynn Davis and William Fred Davis, Jr., as Custodian for Shelly Leigh Davis, a Minor, and (b) Buchanan Industries, Inc., a Georgia corporation, its shareholders or their successors and assigns.

         "Subordinated Indebtedness" shall mean all Indebtedness incurred at any time by any of the Borrowers and owed to Affiliates of Borrowers any other Indebtedness required to be subordinated by Bank pursuant to subordination agreements acceptable to Bank.

         "Sumter   Property"   shall  mean  that  certain  real   property  more
particularly described on Exhibit A-6 to the Security Agreement, and all improvements located or to be located thereon.

         "Swap Agreement" shall mean any swap agreement executed by the Borrowers and a provider of an interest rate swap, the form, terms and provider of such agreement to be in form and content acceptable to Bank, pursuant to which Borrowers "swap" all or a portion of the risk associated with the variable interest rates provided for under the Notes with a fixed rate, as such agreement may be amended or modified from time to time.

         "Tangible Net Worth" shall mean stockholder's equity of Borrowers prepared on a consolidated basis determined in accordance with GAAP, with no adjustment due to re-evaluation of assets, except as required by GAAP, minus the sum of the book value assets which are treated as intangibles under GAAP, including, but not limited to, leasehold improvements, good will, tradenames, trademarks, copy rights, patents, franchise agreements and unamortized debt expenses.

         "Term Loan" shall mean the term loan extended by Bank to Borrowers in the original principal amount of up to $36,310,000.00 pursuant to the terms of and as more particularly described in Article 3 of this Agreement.

         "Term Loan Documents" shall mean and refer to, collectively, all those certain documents and instruments executed in connection with the Term Loan including this Agreement, the Term Note, the Mortgages, the Security Agreements, the Assignment of Leases, the Assignment of Contracts, the Financing Statement and any other documents executed in connection with the Term Loan as such documents and instruments may be amended, substituted or renewed from time to time.

         "Term Note" shall mean that certain second amended and restated term loan promissory note in the original principal amount of $36,310,000.00 dated as of December 16, 1996 executed by Borrowers in favor of Bank evidencing the Term Loan which is an amendment and restatement of that certain Term Loan Promissory
Note in the original principal amount of $36,310,000.00 dated July 14, 1994 and that certain Amended and Restated Term Loan Promissory Note in the original principal amount of $36,310,000 dated as of August 9, 1995, as the same may be amended, substituted, modified or renewed from time to time.

         "Value" means with respect to any Inventory, the lesser of (i) the fair market value of such Inventory; and (ii) the cost of such Inventory calculated in accordance with the "specific identification" method.

         "Wachovia" shall mean Wachovia Bank of South Carolina, N. A. and its successors and assigns.

         "Whitecrest Land" shall mean that certain approximately 4 acre parcel of real property located on Brookhollow Industrial Boulevard, Dalton, Georgia.

         "Whitecrest   Property"   shall  mean  the  Whitecrest   Land  and  all
improvements located or to be located thereon.

         1.2.     OTHER DEFINITIONAL PROVISIONS:

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any other of the Loan Documents unless the context would specifically require otherwise.

         (b) As used herein and in the Notes, and in any of the other Loan Documents, accounting terms relating to any of the Borrowers not defined in Subsection 1.1 and accounting terms partly defined in Subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.       THE REVOLVING CREDIT LOAN.

         2.1. General Terms of the Revolving Credit Loan. During the continuation of this Agreement and subject to the terms of this Agreement, Bank will lend, on a revolving credit basis, to Borrower and Borrowers will borrow from Bank such sums as Borrowers may from time to time request but which will not exceed an aggregate principal amount outstanding at any one time, equal to the lesser of (a) the amount available to be outstanding in accordance with the margin requirements stated in section 2.5 hereof, or (b) Twenty-Five Million and No/100 Dollars ($25,000,000.00), which amount may be subject to adjustment as provided in this Agreement. The proceeds of the Revolving Credit Loan shall be used for the purposes set forth in Paragraph A of the Preliminary Statement section of this Agreement. The face amount of any letter(s) of credit issued by Bank naming any of the Borrowers as account party shall be included in the principal amount outstanding under the Revolving Credit Loan. Borrowers will be required to make repayments of principal under the Revolving Credit Loan (i) as and when and in amounts necessary such that the margin requirements contained in
Section 2.5 of this Agreement are satisfied at all times, (ii) immediately upon demand by Bank in connection with an acceleration of the Revolving Credit Loan pursuant to Section 9.2 of this Agreement, and (iii) immediately upon the termination of Article 2 of this Agreement in accordance with Section 2.6 of this Agreement.

         2.2. Disbursements of the Revolving Credit Loan. During the continuance of Article 2 of this Agreement, disbursements of principal under the Revolving Credit Loan may be made on any Business Day, provided that, in addition to all other terms of this Agreement: (A) Borrowers shall have delivered to Bank oral or written notice in form and content acceptable to Bank no later than 11:00 a.m. (Columbia, South Carolina time) on the proposed funding date, which notice shall specify the proposed funding day, the amount requested and contain other information required by Bank. (B) Borrowers and any Approved Subsidiary shall have delivered to Bank an executed, properly completed then current Monthly Borrowing Base Certificate and a then current weekly Collateral Certificate, with the then current Collateral Certificate governing the availability under the Revolving Credit Loan for the current week; and (C) no Event of Default or Default Condition has occurred. Each delivery of an executed and properly completed Monthly Borrowing Base Certificate and Collateral Certificate shall constitute a representation by the Borrowers and any Approved Subsidiary that, as of the date of such Monthly Borrowing Base Certificate or Collateral Certificate, (1) all material representations and warranties made by the Borrowers or any Approved Subsidiary in this Agreement are true and correct, unless otherwise disclosed to Bank in writing and approved by Bank, (2)
Borrowers or any Approved Subsidiary have not failed to observe any of its undertakings hereunder, (3) no Event of Default has occurred, and (4) no fact, condition, or event has occurred or exists that, with the giving of notice or the passage of time or both, could become an Event of Default. Bank will credit the proceeds of all disbursements under the Revolving Credit Loan to the Collateral Account. Bank shall not incur any liability to any of the Borrowers
(i) for acting upon any telephonic notice or other oral notice for a requested disbursement that Bank believes in good faith was given by the Controller, the Chief Financial Officer or another officer deemed acceptable to Bank in its sole discretion, or (ii) for otherwise acting good faith in disbursing proceeds under the Revolving Credit Loan.

         2.3. The Revolving Credit Note. The Revolving Credit Loan shall be evidenced by and repaid in accordance with the Revolving Credit Note the terms of which are incorporated herein by reference, and the Revolving Credit Loan shall be repaid in accordance with the terms of this Agreement or Revolving Credit Note.

         2.4. Adjustments to Revolving Credit Loan Amount. Bank may, at Borrowers request and at Bank's sole discretion, consent to an increase in the amount of the Revolving Credit Loan. If such increase is temporary, all payments received by Bank shall be applied in Bank's discretion to the reduction of the balance evidenced by the Revolving Credit Note or any other note in addition to the Revolving Credit Note evidencing the Revolving Credit Loan.

         2.5. Margin Requirements under the Revolving Credit Loan. In addition to the limitations set forth in Section 2.01 of this Agreement, the aggregate principal amount outstanding at any one time under the Revolving Credit Loan may not exceed, as determined in accordance with the most current Collateral Certificate, the sum of: (a) ninety percent (90.0%) of the face value of Borrowers and any Approved Subsidiary's Eligible Accounts Receivable which are subject to factoring agreements with NationsBanc Commercial Corporation that are acceptable to Bank; plus (b) 80% of the face value of Borrowers and any Approved Subsidiary's Eligible Accounts Receivable which are not subject to factoring agreements with NationsBanc Capital Corporation that are acceptable to Bank; plus (c) fifty percent (50.0%) of the Value of Borrowers and any Approved Subsidiary's Eligible Inventory; provided, however, that the aggregate principal amount outstanding under the Revolving Credit Loan supported by Borrowers' and any Approved Subsidiaries' Eligible Inventory shall not exceed, at any one time,
(i) fifty percent (50%) of the total principal outstanding under the Revolving Credit Loan at all times except as provided in (ii) below; and (ii) sixty percent (60%) of the total principal outstanding under the Revolving Credit Loan during the period of time commencing on December 16, 1996 and ending on April 30, 1997. The availability under the Revolving Credit Loan for each week shall be determined by the then current Collateral Certificate delivered in accordance with Section 7.1(k).

         2.6. Termination of the Revolving Credit Loan. This Agreement as it relates to the Revolving Credit Loan shall be terminated: (a) by Bank on notice to Borrower at any time in connection with any acceleration pursuant to section 9.2; or (b) if not sooner demanded on June 2, 1998. Termination of this Agreement as it relates to the Revolving Credit Loan shall in no way affect or impair any right of Bank arising prior thereto or by reason hereof, nor shall any such termination relieve Borrowers of any Obligations under the Revolving Credit Loan until all Obligations under the Revolving Credit Loan are fully paid and performed, nor shall any such termination affect any right or remedy of Bank arising from any other Obligations. All agreements, warranties, and representations of Borrowers shall survive termination.

         2.7. Fees. In connection with Bank providing the renewal commitment for the Revolving Credit Loan, Borrowers shall pay a commitment fee equal to $20,000. Bank acknowledges receipt of this fee. Borrowers further shall pay a user fee under the Revolving Credit Loan on a quarterly basis, to be assessed, and due and payable on the 2nd day of each January, April, July, and October, during the term of the Revolving Credit Loan, which fee will equal one-eighth of one percent (0.125%) per annum of the average unused portion of the Revolving Credit Loan calculated on a daily basis.

         2.8. Conditional Consent to Inclusion of Assets of any Approved Subsidiary. Bank and Borrowers contemplate that Borrowers will include on its Monthly Borrowing Base Certificate and Collateral Certificate certain assets of Approved Subsidiaries. Prior to any such inclusion and as a condition to Bank's obligation to fund proceeds under the Revolving Credit Loan based on the inclusion of such assets, Borrower shall cause any such Approved Subsidiary to execute any documents and instruments reasonably required by Bank, including, without limitation, documents and instruments (a) to perfect Bank's first priority security interest in any such assets; (b) to confirm that any such Approved Subsidiary agrees and consents to the terms of this Agreement; and (c) to provide Bank the Approved Subsidiary's unconditional guaranty of or become a co-obligor under the Obligations.

         2.9. Account Warranties. With respect to Accounts scheduled, listed or referred to on any Collateral Certificate or Monthly Borrowing Base Certificate, the Borrowers warrant and represent to the Bank that, except as otherwise disclosed: (i) the Accounts are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the documents delivered to the Agent with respect thereto; (iii) the amounts shown on the applicable Collateral Certificate or Monthly Borrowing Base Certificate and on the Borrowers' books and records and all invoices and statements which may be delivered to the Bank with respect thereto are actually and absolutely owing to one of the Borrowers and are not in any way contingent;
(iv) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and the Borrowers have not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance in the ordinary course of business for prompt payment; (v) to the best of the

Borrowers' knowledge there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Collateral Certificate or Monthly Borrowing Base Certificate the Borrowers' books and records and all invoices and statements delivered to the Agent with respect thereto; (vi) to the best of the Borrowers' knowledge as of the date any certificate or report delivered to Bank pursuant to this Agreement, all Account Debtors have the capacity to contract and are solvent; (vii) the services furnished and/or goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of the Borrowers', or Bank, and except as expressly contemplated hereby; and (viii) except as otherwise disclosed to Bank in writing, to the best of the Borrowers' knowledge as of the date of any certificate or report delivered to Bank pursuant to this Agreement, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition.

         2.10. Lock Box/Collateral Account. Borrowers must direct all collections to a Bank lock box. Additionally, Bank shall continue to maintain a Collateral Account into which Borrower will deposit all payments and other income received by Borrowers, except such payments and other income, if any, that Bank may exclude in writing from time to time. Bank shall have exclusive possession, custody and control of and over the balances in the Collateral Account, as they may exist from time to time, except as provided hereinafter with respect to joint control over certain disbursements therefrom. Such deposits will be made no later than the first business day following receipt thereof by Borrower or receipt by Bank from the lock box. All such deposits will be in the original form received by Borrowers except for such endorsements as may be necessary, and Borrowers hereby authorize Bank to execute such endorsement on behalf of Borrowers. Pending such deposit, Borrowers will hold such payment, checks, drafts, and income separate from other funds and property and upon express trust for Bank. Funds may be withdrawn from the Collateral Account only by Borrower with Bank's consent, except that Bank may withdraw funds at any time for application against any Obligations in the order and method desired by Bank, and Bank shall give Borrowers notice of any withdrawal within a reasonable period of time after such withdrawal. Each such deposit and the proceeds thereof shall continue to be Collateral hereunder and shall not constitute the payment of any Obligations until specifically applied thereto.

         2.11. Documentation and Security for Revolving Credit Loan. The terms and provisions of the other Revolving Credit Loan Documents are incorporated herein by reference and are still in full force and effect. All of the other Revolving Credit Loan Documents which grant liens in favor of or assign rights to Bank also are in full force and effect. The security interests granted pursuant to the other Revolving Credit Loan Documents are in addition to the security interest and assignments granted in favor of Bank elsewhere in this Agreement or any of the other Loan Documents to secure the Obligations of Borrower under the Revolving Credit Loan.

         2.12. Disbursement to MCF. Borrowers agree that all disbursements made by Bank under the Revolving Credit Loan shall be made to or for the benefit of MCF as described in Section 2.2 of this Agreement and any such disbursements made to MCF shall be made for the benefit of the other Borrowers if so stated in Borrowers' written request pursuant to section 2.02. Borrowers further (A) consent to any and all disbursements made by Bank to MCF; (B) agree that Bank shall incur no liability in connection with the Revolving Credit Loan or any disbursements made under the Revolving Credit Loan; (C) will not contest any disbursement made by Bank; (D) acknowledge the direct benefit of the Revolving Credit Loan and disbursements of proceeds under the Revolving Credit Loan to MCF; and (E) acknowledge and agree to their liability for and under the Revolving Credit Loan and all Obligations.

         2.13. Verification of Accounts. The Bank shall have the right, during the pendency of an Event of Default, in the Bank's name, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, or in person.

3.       TERM LOAN.

         3.1. Term Loan Terms. The Bank has fully disbursed to Borrowers all proceeds available under the Term Loan. The Term Loan is evidenced by the Term Note. The proceeds of the Term Loan were used by Borrowers for the purposes set forth in Paragraph B of the Preliminary Statement section of this Agreement.

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         3.2.  Repayment of Term Loan. The outstanding  principal balance of the
Term Loan shall bear interest and principal and interest shall be repayable in accordance with the terms of the Term Note. In addition to the scheduled and other repayments of the Term Loan as set forth in the Term Note or elsewhere in this Agreement, Borrowers must make an additional annual repayment as set forth in the Term Note (each, an "Income Recapture Payment") which shall be due and payable on the earlier of (i) thirty (30) days after receipt by Bank of Borrowers' audited financial statements required to be delivered pursuant to
Section 7.1(i) of this Agreement, or (ii) July 30th of each year during the term of the Term Loan. The amount of each Income Recapture Payment shall be equal to twenty-five percent (25%) of Borrowers' consolidated net income as reflected on such current audited financial statement or as estimated by Bank if Borrowers have not received such statement. So long as no Event of Default shall have occurred or is continuing, each Income Recapture Payment shall be applied to principal outstanding under the Term Loan evidenced by the Term Note in the inverse order of scheduled maturities. Borrowers, however, shall not be required to make an Income Recapture Payment in a year when, based on the then current audited financial statements of Borrowers for the fiscal year ending immediately preceding such year, the Leverage Ratio is less than or equal to 1.75 to 1.00.

         3.3. Balance. The Borrowers and the Bank acknowledge and agree that the principal balance of the Term Loan as of the date of this Agreement is $27,283,100.

3.A.     1997 TERM LOAN.

         3.1.A. 1997 Term Loan Terms. Subject to the terms and conditions of this Agreement, Bank will lend and Borrowers will borrow up to a principal sum of the lesser of: (A) $5,000,000.00; or (B) the difference of (i) seventy-five percent (75.0%) of the value determined by Bank of Collateral (other than Accounts and Inventory) owned by Borrowers and otherwise acceptable to Bank at any one time; and (ii) the principal outstanding under the 1997 Term Loan. Borrowings under the 1997 Term Loan shall be on a cumulative line of credit/term basis and will be evidenced by the 1997 Term Note. The proceeds of the 1997 Term Loan will be used by Borrowers for the purposes set forth in Paragraph C of the Preliminary Statement section of this Agreement.

         3.2.A. Repayment of 1997 Term Loan. The outstanding principal balance of the 1997 Term Loan shall bear interest and principal and interest shall be repayable in accordance with the terms of the 1997 Term Note.

         3.3.A. Disbursements Under 1997 Term Loan. Subject to the terms of this Agreement, Bank shall disburse, upon the request of Borrower, to or for the benefit of Borrowers proceeds available under the 1997 Term Loan. Bank agrees that it will, from time to time, but no more frequently than once a month, disburse proceeds of the 1997 Term Loan under the following conditions and so long as all of the following items have been satisfied in a manner acceptable to
Bank: (i) no Default Condition or Event of Default exists; (ii) Borrowers are in compliance with all covenants of this Agreement and the Loan Documents; (iii) Bank approves Borrowers' capital expenditure budget for fiscal year 1997 and other information deemed necessary by Bank, including the business plan of Borrowers, which justifies the need for such expenditures and outlines projected increases in revenues based on such expenditures; and (iv)

principal outstanding under the 1997 Term Loan does not and will not exceed the amounts set forth in Section 3.1.A above. Proceeds of the 1997 Term Loan will be available to Borrowers only for the period of time commencing on the Closing Date and ending on December 31, 1997, and Bank will not be obligated to advance to Borrowers any unfunded portion of the 1997 Term Loan after December 31, 1997.

         3.4.A. Draw Requests for 1997 Term Loan. At least one (1) day prior to each 1997 Term Loan disbursement by the Bank, Borrowers must submit to the Bank a draw request in the form acceptable to Bank, which shall include a completed request for disbursement in a format acceptable to the Bank setting forth the amount of 1997 Term Loan proceeds desired, together with such certifications and additional information as the Bank may require, including invoices for that portion of the Equipment to be purchased (or other approved expenditures made (or for which Borrowers shall request to be reimbursed)) with such 1997 Term Loan proceeds, signed by an appropriate representative for the Borrowers, for the purpose of submitting any such draw requests.

         3.5.A. Amount of Each Disbursement. Subject to the provisions of this Agreement, Bank shall disburse proceeds under the 1997 Term Loan in the amount of 75% at an aggregate value of invoices submitted with each draw request for Equipment or other approved expenditures made by the Borrowers which expenditures previously have not been funded with proceeds under the 1997 Term Loan.

         3.6.A. Fee. Borrower shall pay a fee equal to $12,500.00 in connection with the 1997 Term Loan, which fee shall be due on the day the initial disbursement of such proceeds is made.

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4.       CONDITIONS FOR DISBURSEMENTS AND OTHER AGREEMENTS

         4.1. Conditions Precedent to Disbursements. Bank shall not be obligated to consummate the transaction contemplated by this Agreement or to make any further disbursements under the Revolving Credit Loan until all of the following conditions have been satisfied by proper evidence, execution and/or delivery to Bank of the following items, all in form and substance reasonably satisfactory to Bank and Bank's counsel:

         4.1.1. Loan Documents. The Loan Documents.

         4.1.2 Lessor's Waivers/Mortgage's Waivers: Fully executed Lessor's Waivers and Mortgagee's Waivers in form and content acceptable to Bank for all locations, other than the Properties, where any Collateral is or will be located.

         4.1.3 Wachovia Participation. Bank receives the fully executed Amendment and Restated Participation Agreement, from Wachovia, in form and content acceptable to Bank, related to the consummation of the transactions contemplated by this Agreement and otherwise outlining the rights between Bank and Wachovia.

         4.1.4 Authority Documents: (a) Articles of incorporation certified by the office of the Secretary of State of South Carolina of Borrowers; (b) Bylaws of Borrowers, certified by an officer of the Borrowers; (c) current Certificate of Existence of Borrowers issued by the Secretary of State of South Carolina and Tax Compliance Letters on Borrowers issued by the South Carolina Tax Commission;
(d) Affidavit on behalf of Borrowers; (e) Officer's and Incumbency Certificate of Borrowers; (f) Corporate Resolutions of Borrowers and (f) Certificates of Foreign Qualification from the applicable office in any State where any of the Borrowers conduct business.

         4.1.5 Attorney's Opinion: The written opinion of Sinkler & Boyd, P.A., counsel to Borrowers as to the following matters:

         (a) Enforceability: The Loan Documents have been properly executed by the persons authorized to do so and establish legally binding and enforceable obligations on the part of Borrowers:

         (b) Litigation: As of the Closing Date, Borrowers is not, to the best knowledge of Borrower's counsel, a party to any litigation, which, if adversely determined, would impair the right of Borrowers to carry on its business substantially as now conducted or contemplated or would materially adversely affect the financial conditions, business or operations of
                  Borrowers:

         (c) Usury: The fees and interest charged by Bank in connection with the Loans do not violate any usury or other similar laws of the State of South Carolina or the laws of the United States;

         (d) Miscellaneous: As to such other matters as Bank may reasonably request.

         4.1.6 Miscellaneous: All Loan Documents or items that are customarily provided in loan transactions of this type and all other loan documents or items set forth in the Commitment.

         4.1.7 No Defaults: No Default Condition or Event of Default shall exist.

         4.1.8 Draw Request: Bank shall have received the Borrowers' request for disbursement under the Revolving Credit Loan.



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

         4.2. Payment to Bank. All sums payable to Bank under the Loans shall be paid directly to Bank in immediately available funds prior to 12:00 Noon, Columbia, South Carolina time, on the due date of any such sums payable. Bank shall send to Borrowers statements of all amounts due hereunder, which statements shall be deemed correct and conclusively binding on Borrower unless Borrower notifies Bank in writing to the contrary within one (1) year of the date of the statement which Borrower considers incorrect. Alternatively, at Bank's discretion and with prior notice to Borrower, Bank may charge against any deposit account of Borrower all or any part of any amount due hereunder.

         4.3. Risk of Loss. As between Borrowers and Bank, Borrowers shall bear all risk of loss of or fluctuation in value of each item of Collateral.

         4.4. Waivers. Borrowers hereby waive and forever release from, and agree to indemnify and hold the Bank harmless for, any and all claims, causes of action or any other loss that Bank may incur in connection with the making, closing or administration of the Loans.

         4.5 Intangible Taxes. Borrower has paid intangible taxes (i) related to the Dalton Property Deed to Secure Debt held by Bank based on the value of the Dalton Property being equal to $2,000,000.00 and (ii) related to the Whitecrest Property Deed to Secure Debt held by Bank based on the value of the Whitecrest Property being equal to $1,310,000.00. From time to time, Borrowers upon the demand of Bank must pay any additional intangible taxes related to the Dalton Property Deed to Secure Debt or the Whitecrest Property Deed to Secure Debt (i) based on an increase in the value of the Dalton Property or the Whitecrest Property, as applicable, as reflected on any current appraisal, or (ii) as otherwise required under the laws of the State of Georgia.

5.       ADDITIONAL COLLATERAL SECURITY.

         5.1. Nature of Collateral. In addition to all other liens, assignments and all other rights of Bank granted pursuant to any of the Loan Documents, the Collateral, together with all of Borrowers' other property of any kind held by Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by Bank until all Obligations have been satisfied in full.

         5.2. Rights in Property Held by Bank. As security for the timely satisfaction of all Obligations and in addition to all other liens, assignments and all other rights of Bank granted pursuant to any of the Loan Documents, Borrowers hereby continue to assign, transfer, and set over to Bank a lien on and a security interest in all amounts that may be owing from time to time by Borrowers to Bank in any capacity, including without limitation any balance or share of Borrower in or of the Collateral Account or any other deposit or other account with Bank, which lien and security interest shall be independent of and in addition to any right of set-off which Bank may have.

         5.3. Rights in Property Held by Borrowers. As further security for the prompt satisfaction of all Obligations, Borrowers hereby continues to assign to Bank all of their right, title, and interest in and to, and grant to Bank a lien and security interest in, all personal property whether tangible or intangible including the following, wherever located, whether now owned or hereafter acquired, together with all replacements and Proceeds (including without limitation insurance proceeds) thereof including, without contribution to the following: (a) Accounts; (b) Chattel Paper; (c) Contracts, including the
Indemnification Agreement; (d) Documents; (e) equipment, (f) fixtures, (g) furniture, (h) General Intangibles, including the Indemnification Agreement; (i) Instruments; (j) Inventory; (k) Rights as seller or lessor of Goods or services and rights to returned or repossessed Goods; (l) Proceeds of public liability, fire, and extended coverage insurance and returned and unearned premiums for such insurance; (m) all records pertaining to any other item or matter of Collateral; (n) all securities, guaranties, and deposits received or held by Borrower in respect to Goods sold or leased or services rendered by Borrower;
(o) all other rights to payment for Goods sold or leased or services rendered, regardless of whether or not the same has been earned by performance; or (p) if any of the Inventory consists of items which are subject to a patent, copyright, trademark, or other intellectual property right, all of Borrower's rights to exploit such patent, copyright, trademark, or other intellectual property right.



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         5.4.  Financing  Statements.  Borrowers  will:  (a) join  with  Bank in
executing  such  financing   statements   (including   amendments   thereto  and
continuation statements thereof) in form satisfactory to Bank as Bank may specify; (b) pay or reimburse Bank for all costs and taxes of filing or recording the same in such public offices as Bank may designate; and (c) take such other steps as Bank may direct, including making notations of Bank's lien, to perfect Bank's interest in the Collateral. In addition to the foregoing, (d) the parties hereto agree that a photocopy or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof; and (e) to the extent lawful, Borrowers hereby appoint Bank as Borrowers' attorney-in-fact (without requiring Bank so to act) to execute any financing statement in any of the Borrowers' name and to perform all other acts and deeds that Bank deems appropriate to perfect and continue its security interest in, and to preserve and protect, the Collateral.

6.       REPRESENTATIONS AND WARRANTIES.

         6.1. Original. To induce Bank to enter into this Agreement, Borrowers represent and warrant to Bank as follows:

         (a) Borrowers are corporations duly organized, validly existing, and in good standing under the Laws of the State of South
                  Carolina and are duly qualified and in good standing to do business in each jurisdiction where such qualification is necessary. All jurisdictions where MCF or any of the Borrowers are qualified or should be qualified are listed on Schedule 6-1(a) attached to this Agreement.

         (b) None of the Borrowers is in default with respect to any of its existing Indebtedness, and the making or performance of this Agreement will not (immediately, with the passage of time or giving of notice, or both): (i) violate the provisions of the charter or bylaws of any of the Borrowers, or violate any Laws, or result in a default under any contract, agreement, or instrument to which any of the Borrowers are a party or by which any of the Borrowers or any of their property are bound, except in connection with indebtedness satisfied with the proceeds of the Loan; or (ii) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any of the Borrowers, except as same may be in favor of Bank.

         (c) Borrowers have full right, power, and authority to enter into and perform the Loan Documents, and to incur the Obligations herein and therein provided for, and have taken all corporate action and obtained all consents necessary to authorize the execution, delivery, and performance thereof.

         (d) This Agreement and the remainder of the Loan Documents, when delivered, will be valid, binding, and enforceable against Borrowers, as applicable, in accordance with their respective terms.

         (e) Except as set forth in a written disclosure statement delivered to the Bank within ten (10) business days prior to the execution of this Agreement, no litigation, proceeding, arbitration, or investigation is in process, pending or threatened against any of the Borrowers which, if determined adversely to such Borrowers, would have a material adverse effect on the business, properties, or financial condition of Borrowers.

         (f) Borrowers have good and marketable title to all of their assets, subject to no security interest, encumbrance or lien, or any other claim except: (i) such claims specifically disclosed in the application for the Loans, (ii) such claims created by this Agreement in favor of Bank, (iii) liens for real property taxes not yet due and payable and (iv) the Permitted Encumbrances.

         (g) Borrowers' financial statements provided to Bank for the fiscal year ended December 31, 1995, and the interim financial statements for the ten (10) months ended October 31, 1996, have been prepared in accordance with GAAP and fairly reflect the financial condition of Borrowers and the results of its operations as of the dates and for the periods stated therein. No material adverse changes have since occurred or are threatened.

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

         (h) As of the date hereof, Borrowers, in the aggregate, have no material Indebtedness in excess of $100,000.00 of any nature, including without limitation liabilities for taxes and interest or penalties relating thereto, except: (i) to the extent reflected and reserved against in the most recent financial statements prior to the date hereof; (ii) as created in this Agreement, or (iii) as listed on Schedule 6-1(h) attached hereto and incorporated herein by reference.

         (i) Borrowers have filed all federal, state, and local tax returns and reports it is required by all Laws (including the Fair Labor Standards Act) to file prior to the date of this Agreement and have paid or caused to be paid all taxes, interest and penalties due and payable therein. Borrowers have not agreed to an extension, of the period within which the Internal Revenue Service may audit Borrowers tax returns.

         (j) All information and representations made and any information or documents submitted in connection with the application for the Loans were true, complete and correct as of the date of such submission and (except for financial statement information provided with reference to a specific date) are true, complete and correct as of the date hereof unless otherwise modified or altered by subsequent written information and representations made to Bank.

         (k) No representation or warranty by any of the Borrowers contained herein or in any certificate or other document furnished by or on behalf of Borrowers pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

         (l) No Reportable Event has occurred during the 5-year period prior to the Closing Date with respect to any Plan, any of the Borrower and each Plan has complied and all material specifications with applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by any of the Borrowers (based on those assumptions used to fund the Plans) did not, as of the last annual evaluation date prior to the date of this Agreement, exceed the value of the assets of such Plan allocable to such accrued benefits. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of any of the Borrowers for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefits (as defined in Section 3(1) of ERISA) equals or exceeds the assets under such Plans allocable to such benefits.

         (m) The proceeds of the Loans shall be used by Borrowers in the ordinary course of Borrowers' and for the particular purposes set forth elsewhere in this Loan Agreement.

         (n) Except as to the Star Fibers Property and to the extent disclosed to Bank in writing, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could be reasonably given rise to liability under Environmental Laws. Except as to the Star Fibers Property and to the extent disclosed to Bank in writing, the Properties and all operations of the Properties are in compliance, and have in the past two years been in material compliance and specifications with all applicable Environmental Laws, there is no contamination at, under or about the Properties (except as disclosed to Bank in writing), or violation of any Environmental Law with respect to the Properties which could interfere with the continued operation of the Properties or materially impair the fair salable value thereof. None of the Borrowers have not received any notice of violation, alleged violation, non-compliance, liability or


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                  potential   liability  regarding   environmental   matters  or
                  compliance with Environmental Laws with regard to any of the Properties, nor do any of the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened except so far as such notice or threat notice or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment by any of the Borrowers of a Material Environmental Amount. To the best knowledge of Borrowers, after reasonable investigation, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under Environmental Laws,
                  nor  have  any   Materials  of   Environmental   Concern  have
                  generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws except insofar as any such violation or liability is
                  referred  to  above,  or  any  aggregation   thereof,  is  not
                  reasonably likely to result in the payment by Borrowers of a Material Environmental Amount. No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of Borrowers, threatened, under any Environmental Law to which Borrowers are or will be named as a party which respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Laws with respect to the Properties except insofar as such proceeding, action, decree, order or other requirement or any aggregation thereof is not reasonably likely to result in the payment of Material Environmental Amounts. There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operation of any
                  of  the  Borrowers  in  connection   with  the  Properties  in
                  violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except insofar as such violation or liability referred to above, or any aggregation thereof, is not reasonably likely to result in the payment of Material Environmental Amounts. The representations contained
                  in  this  Subsection   6.1(n)  are  subject  to  Materials  of
                  Environmental    Concern   or   other   matters   related   to
                  Environmental Laws specifically disclosed in writing to Bank, including the environmental condition of the Star Fibers Property.

         (o) Borrowers maintain with one or more financially sound and reputable insurance companies, with premiums at all times currently paid, insurance upon fixed assets and inventory, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance and all other insurance required by law, all in a form and amount required by law and customary to the respective nature of the businesses of
                  Borrowers and Borrowers' properties, except in a case where failure to maintain such insurance will not have or potentially have an adverse effect on the Borrowers or any of Borrowers' properties or assets.

         (p) All of the Properties and the use of the Properties shall comply and shall continue to comply in all material respects with all applicable Laws, including zoning resolutions, building codes, Environmental Laws (except as disclosed in writing to Bank), subdivision and other applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all those certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation of the Properties. No material portion of any of the Properties has been damaged in any respect as a result of fire, explosion, accident, flood or other casualty. No condemnation or eminent domain proceeding has been commenced or to the knowledge of Borrowers are about to be commenced against any portion of the Properties. No notice of violation of any federal, state or local law or ordinance or order or requirement has been issued with respect to any Properties.

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         (q)      Each of the  Borrowers  is  solvent  as defined or used in the
                  Bankruptcy Act of the United States, as amended, and will continue to be solvent as defined or used in the Bankruptcy Act of the United States following the consummation of the transactions contemplated by this Agreement.

         (r) Borrowers are in compliance with all applicable Laws, rules, regulations, and orders of all governmental authorities (federal, state, local or foreign, and including, without limitation, Environmental Laws, rules, regulations, and orders) a breach of which would materially and adversely affect any of the Borrowers' business, credit, operations, financial condition, or prospects.

         (s) As of the date of this Agreement, the principal place of business and chief executive office of all of the Borrowers is 306 Main Street, Edgefield, South Carolina. Borrowers'
                  additional place of business or places where assets of Borrowers are located are set forth on Schedule 6-1(s). The location of the principal places of business and chief executive offices of the Borrowers and the locations of any Collateral shall not be changed nor shall there be established additional places of business or additional locations where Collateral is stored, kept or processed without Bank's prior written consent, and prior to making any such change or establishing such new location, Borrowers agree to execute any additional financing statements or other documents or notices required by Bank. As of the date of this Agreement, the books and records of Borrowers and all records and accounts are located and hereafter shall continue to be located at the principal place of business and chief executive office of Borrower.

         (t) Business conducted by Borrowers has not been conducted by or under any corporate, trade or fictitious name other than those listed on Schedule 6-1(t) attached to this Agreement, and following the date of this Agreement, Borrower will not conduct their business under any trade or fictitious name other than the duly registered names listed on Schedule 6-1
                  (t) attached to this Agreement, except with the prior consent of Bank.

         (u)      As  of  the  date  of  this   Agreement,   Borrowers  have  no
                  investments in any Person, and is not engaged in any joint venture or partnership with any other Person.

         (v) All representations and warranties contained in the Loan Documents are incorporated herein by reference and constitute a part hereof as fully as if the same were set forth herein.

         6.2. Survival. All of the representations and warranties in section 6.1 shall survive until all Obligations are satisfied.



7.       BORROWERS' COVENANTS.

         Borrowers do hereby covenant and agree with Bank that, unless Bank specifically consents in writing to the contrary and for as long as any Obligations have not been satisfied in full, Borrowers will comply with the following covenants:

         7.1.  Affirmative Covenants.

         (a) Borrowers, as applicable, will use the proceeds of the Loans only for valid business purposes and for the purposes set forth in this Agreement and will furnish to Bank such evidence as Bank may reasonably request with respect to such use;

         (b) Borrowers will maintain, or cause to be maintained (1) public liability, fire, and extended coverage insurance on all assets owned by it or used by it in its business, all in such form and amounts as are reasonably satisfactory to Bank, (2) all workmen's compensation or similar insurance as may be required under Laws applicable to Borrower, and (3) business interruption insurance as may be required by Bank. Borrower will furnish Bank such evidence of insurance as Bank may reasonably require;

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

         (c) Borrowers will cause to be paid when due all taxes, assessments, charges, and levies imposed upon them or any of their properties which they are required to pay over, except when contested in good faith by appropriate proceeding with adequate reserves therefor having been set aside on its books and segregated where required by GAAP; provided, that Borrowers shall either pay or cause to be paid forthwith all taxes, assessments, levies, and charges whenever foreclosure of any lien that attaches (or other security therefor) appears threatened or have such encumbrances "bonded off";

         (d)      Borrowers  will  take  all  necessary  steps to  preserve  its corporate existence, rights, contracts, franchises, and tradenames necessary or desirable in the conduct of Borrowers' business, and comply with all present and future Laws, including Environmental Laws, applicable to Borrowers and with all material agreements to which or by which any of Borrowers' property is bound;

         (e) Borrowers will give immediate notice to Bank of (1) any litigation or proceedings in which either one of them is a party if an adverse decision therein would require it to pay money or deliver assets in an aggregate amount or value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) (regardless of whether or not the claim is considered to be covered by insurance); (2) the institution of any other suit or proceeding involving Borrowers that might materially and adversely affect their operations, financial condition, property, or business; or (3) the occurrence of any casualty which might have a material adverse effect on the businesses of Borrowers;

         (f) Borrowers will pay when due, or within the applicable grace period, all Indebtedness due third parties, except when the amount, applicability, or validity thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books;

         (g) Borrowers will (1) maintain its Inventory, supplies, Equipment, real property, and other properties, including the Properties, in good condition and repair (normal wear and tear excepted), (2) pay and discharge or cause to be paid and discharged when due the cost of repairs to or maintenance of the same, (3) pay or cause to be paid all rental, lease, or mortgage payments due with respect to same, (4) maintain and keep any of their tangible personal property at their principal places of business or at one of the locations set forth on Schedule 6-1(h), and (5) not change their principal places of business or the location of any Collateral in such a manner as to cause Bank's first priority perfected lien on such Collateral to be lost or jeopardized;

         (h) Borrowers, as applicable, shall endorse without limitation, or otherwise properly assign to Bank, all negotiable Instruments and other Chattel Paper received by it in connection with any payment on account of any item of Collateral;

         (i) Borrowers will furnish to Bank, and deliver to Bank within one hundred twenty (120) days from the closing date thereof, Borrowers consolidated fiscal year-end audited financial statements (including without limitation, its balance sheet, income statement, statement of cash flows, and accountant's comments), fiscal year end audit management letter and Borrowers consolidating year-end company prepared financial statements (including, without limitation, its balance sheet and income statement) and otherwise in form and content acceptable to Bank (all such statements to be prepared in accordance  with  GAAP)  and,  with  respect  to  the  audited financial statements, certified by a certified public accountant acceptable to Bank simultaneously with the delivery to Bank of each fiscal-year end audited financial statement;

         (j) Borrowers will furnish to Bank, within forty-five (45) days of the end of each fiscal quarter, its then current internally prepared consolidated and consolidating financial statements for each fiscal quarter and year-to-date, signed by an officer of Borrowers as applicable certifying the accuracy of such statement, all in such form as is reasonably satisfactory to Bank. In connection with the financial statements delivered pursuant to subsection 7.1(i) and this subsection 7.1(j), Borrowers must furnish to Bank, a Compliance Certificate in form and content acceptable to Bank executed by an officer of the Borrowers, which Certificate includes Borrower's computation of all restrictive and other covenants contained in this Agreement and list of all contingent liabilities; provided, Borrowers shall be required to disclose only the contingent or threatened liabilities arising from claims,


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                  causes of action or litigation  against any of the  Borrowers'
                  under which such of the Borrowers' exposure may exceed $500,000.00, with such disclosure to be made in connection
                  with  delivery  of  the  financial   statement  which  is  due
                  immediately after the first to occur of the following: (i) Borrowers, in good faith, believe such claim, action or litigation will be prosecuted; or (ii) the filing of such claim, cause of action or litigation against any of the Borrowers by the claimant with the court, tribunal or agency having jurisdiction over such matter;

         (k) Borrowers will furnish to Bank within fifteen (15) days of the end of each month a then current Monthly Borrowing Base Certificate executed by an officer of Borrower, along with an aged Accounts Receivable Report and summary reports on Inventory. Borrowers further must furnish to Bank on a weekly basis then current Collateral Certificates executed by an officer or corporate controller of Borrowers. Borrowers shall submit to Bank accounts payable reports upon the request of Bank. All such information must be in form and content acceptable to Bank;

         (l) As and when requested by Bank which will not be more often than twice in any one year, Borrowers will provide to Bank (1) a certificate signed by an officer of the Borrowers that summarizes the property, casualty and liability insurance policies carried by the Borrowers and that certifies that Bank is loss payee of all property and casualty insurance policies (such certificate to be in form and content acceptable to Bank), and (2) written notification of any cancellation or any material change of such insurance by Borrowers within five (5) Business Days after receipt of any such notice (whether formal or informal) of such cancellation or change by any of their insurers;

         (m) Borrowers will operate their businesses in full compliance with all applicable federal, state, and local Laws, including specifically without limitation the Fair Labor Standards Act;

         (n) Borrowers will notify Bank immediately upon receipt by any of the Borrowers of oral or written notice that any of Borrowers' customers contests the amount, validity, or due date of any of Borrowers' Accounts, Contracts, Chattel Paper, or Contract Rights, which disputed amount exceeds Two Hundred Thousand and No/100 Dollars ($200,000.00);

         (o) Borrowers, on a consolidated basis, must maintain a Leverage Ratio of less than or equal to 3.00 to 1.00, with such Leverage Ratio to be computed and tested as of the end of each fiscal quarter;

         (p) Borrowers will maintain executive personnel and management reasonably satisfactory to Bank;

         (q) Borrowers will notify Bank immediately if it becomes aware of the occurrence of any Event of Default or Default Condition, or the failure of Borrowers to observe any of its undertakings hereunder;

         (r) Borrowers, on a consolidated basis, must achieve a Debt Service Ratio greater than or equal to 1.00 to 1.00 (i) for each period of time commencing on January 1 and ending on the next successive June 30; and (ii) for each fiscal year during the term of this Agreement including any renewal terms.

         (s) Subject to the limitation on costs to Borrowers as set forth in Section 8.5 below, Borrower will permit any representative or agent of Bank to examine and audit any of the Borrowers' books and records when reasonably requested by Bank;

         (t) The operation of the Properties do not and will not violate any Environmental Laws and Borrowers will not use or permit any other party to use any Materials of Environmental Concern on the Properties except such materials as are incidental to Borrowers' normal course of business, maintenance and repairs


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

                  and do not violate any Environmental Laws. Borrowers agrees to permit Bank, its agents, contractors and employees, to enter and inspect the Properties at any reasonable time for the purpose of conducting Environmental Investigation Audit (including physical samples) to insure that Borrowers are complying with this covenant. Borrowers shall provide Bank, its agents, contractors, employees and representatives, with access to and copies of all data and documents relating to or dealing with any Materials of Environmental Concern used, generated, manufactured or stored or disposed of on, under or about the Properties within five (5) business days of request for such information by Bank;

         (u) Borrowers shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal or other government or regulatory actions instituted, completed or threatened pursuant to any Environmental Laws relating to Materials of Environmental Concern affecting the Properties; and (ii) all claims made or threatened by and any third parties against any of the Borrowers relating to damages, contribution, cost, recovery compensation, loss or injury resulting from Materials of Environmental Concern. Borrowers shall immediately notify Bank of any remedial action taken by Borrowers with respect to the Properties;

         (v) Borrowers shall jointly and severally indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including attorney's fees and court costs) arising from or in any way related to actual or threatened damage to the environmental, agency cost or investigation, personal injury or death or property damage due to the release or alleged release of Materials of Environmental Concern on or about the Properties or in the surface or ground water located on or under the Properties or gaseous emissions from the Properties or any other condition existing on the Properties resulting from the use or existence of Materials of Environmental Concern, whether such claim proves to be true or false or further agrees that its indemnity obligation shall include, but not be limited to, liability for damages resulting from personal injury or death of an employee of any of the
                  Borrowers regardless of whether Borrowers have paid the employee under Workers' Compensation Laws or any other state or other similar federal or state legislation for the protection of employees. Borrowers' obligation under this
                  Section 7.1(v) shall survive the repayment of the Loans and any deed in lieu of foreclosure of any of the mortgages securing the Loans;

         (w) Borrowers will continue to engage in business of the same general type as now conducted by Borrowers and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal course of Borrowers business;

         (x) Borrowers acknowledge that the Loans shall be cross-collateralized and cross-defaulted, and Borrowers agree to execute any documents required by Bank, before, on or after the Closing Date, to effectuate this cross-collateralization and cross-default;

         (y) Star Fibers is and will remain a special purpose wholly owned subsidiary of MCF and its only business shall consist of owning, and leasing to MCF, the Star Fibers Property; and

         (z) Borrowers, on a consolidated basis, must achieve and maintain a consolidated Tangible Net Worth equal to a minimum of $24,240,000 at fiscal year 1996 which Tangible Net Worth must increase by a minimum of $3,000,000 for each fiscal year thereafter.

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

         (aa) Borrowers, on a consolidated basis, must maintain a Funded Debt Ratio of less than or equal to 3.00 to 1.00 (i) for fiscal year 1997; and (ii) for each twelve (12) month period ending on the closing date of each of Borrowers' fiscal quarters commencing with the first fiscal quarter of fiscal year 1998.

         7.2. Negative Covenants. Without Bank's written consent, Borrowers, as applicable, will not:

         (a)      Enter   into  any   merger,   consolidation,   reorganization,
                  recapitalization, reclassification of its capital stock;

         (b) Change its primary ownership such that James F. Martin and Henry M. Poston in the aggregate own less than 52.0% of the full and legal interest of the outstanding common (or any other type, class or series of) stock of MCF, or change control or key management of Borrowers;

         (c) Sell, transfer, lease or otherwise dispose of, directly, or indirectly, in one or more transactions, all or (except in the ordinary course of business) any material part of its assets, including the Collateral;

         (d) Become liable, directly or indirectly, as guarantor or endorser or otherwise, for any obligation of any other Person, except for the endorsement of commercial paper for deposit or collection in the ordinary course of business;

         (e) Except for current Indebtedness listed on Schedule 6-1(h) attached hereto and incorporated herein by reference, incur, create, assume, or permit to exist any Indebtedness, including purchase money obligations, in excess of the aggregate of $100,000.00 of unsecured debt of Borrowers in any fiscal year, except: (i) the Loans; (ii) trade indebtedness incurred in the ordinary course of business; and (iii) indebtedness permitted under this Agreement;

         (f) Enter into any stock repurchase, retirement, or redemption programs except for the repurchase program pursuant to that certain Corporate Buy-Sell Agreement dated May 3, 1993, or in connection with (i) MCF's qualified 401K plan approved by Bank or (ii) other Bank approved repurchases of MCF stock in connection with similar stock repurchase plans approved by MCF's executive committee;

         (g) Make any loans or advances to any officer, stockholder, director, employee, subsidiaries or Affiliates of Borrowers except for temporary advances in the ordinary course of business;

         (h) Make capital expenditures, in the aggregate, in excess of (i) 6,700,000 in fiscal year 1996; and (ii) $7,000,000 in any fiscal year after fiscal year 1996.

         (i) Directly or indirectly apply any part of the proceeds of the Loans for the immediate, incidental, or ultimate purpose of carrying any "margin stocks" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulation, interpretations, or rulings thereunder;

         (j)      Except in  connection  with the  permitted  liens set forth in section 7.2(m) below, execute or file in any jurisdiction a financing statement (including amendments and extensions thereof) under the Uniform Commercial Code which names any of the Borrowers as debtor, or execute any security agreement or other document authorizing any secured party thereunder to file any such financing statement, except such financing statement as may be necessary for the perfection of a security interest in favor of Bank;

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

         (k) Pay bonuses to officers, directors or shareholders of Borrowers, except for bonuses in the aggregate amount of up to 20% of income before income taxes and any such bonuses in any fiscal year so long as the payment of such bonuses would not cause a violation of any covenants of this Agreement.

         (l) Change (i) the name under which any of the Borrowers conduct business; (ii) the nature of any of Borrowers business; or
                  (iii) the locations where tangible Collateral will be stored or located;

         (m) Grant liens, pledge or grant security interests in any assets of Borrowers or incur purchase money obligations, except for subordinate liens granted to NationsBanc Commercial Corporation related to Borrowers' delinquent Accounts, and

         (n) Pay cash dividends or distributions in an amount such that the Tangible Net Worth requirements of Section 7.1(z) would be violated.

         7.3 Agreements, Representations and Covenants of Any Approved Subsidiary. Borrowers acknowledge and agree that any Approved Subsidiary will be bound by the terms and conditions of this Agreement, including all representations and covenants, to the same extent that Borrowers are bound by this Agreement. Borrowers further will cause any such Approved Subsidiary to execute documentation necessary to effectuate this provision; provided, however, this Section is deemed to be self-operative and enforceable without further writing or agreement signed by any Approved Subsidiary.

         7.4. Additional Covenants. All covenants, whether affirmative or negative, contained in the Loan Documents are incorporated herein by reference and constitute a part hereof as fully as if the same were set forth herein.

8.       BANK'S RIGHTS.

In addition to all other rights and remedies contained herein in favor of Bank, Bank shall have the following rights and be governed by the following provisions:

         8.1. Appraisal. From time to time during the terms of the Loans, Bank, as required under any applicable federal law or regulation, shall order and pay for then current appraisals, in form and content acceptable to Bank, on any of the Collateral, including the Properties. Borrowers agree to reimburse Bank upon the demand of Bank for all costs and expenses incurred by Bank in connection with any such appraisals. Within a reasonable period of time after receipt by Bank of the reimbursement by Borrowers of the costs and expenses of any Appraisal, Bank shall deliver to Borrowers a copy of such Appraisal.

         8.2. Remedies Cumulative; Nonwaiver. All remedies of Bank provided for in the Loan Documents are cumulative and shall be in addition to any and all rights and remedies provided for or available under any Loan Documents or at law or in equity. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of a default condition or an event of default hereunder or under any of the Loan Documents or validate any act done pursuant to any notice of the occurrence of default condition or an event of default or prejudice the Bank in the exercise of any of its rights under any of the Loan Documents unless, in the exercise of said rights, Bank realizes all amounts owed to Bank under the Loan Documents.

         8.3. No Liability of Bank. Whether or not Bank elects to employ any and all remedies available to it in the event of an occurrence of a Default Condition or an Event of Default, Bank shall not be liable for the payment of any expense incurred in connection with the exercise of any remedy available to Bank or the performance or nonperformance of any obligation of Borrowers.

         8.4. Environmental Assessments. Updated Environmental Assessments of the Properties shall be prepared at Borrowers' expense and submitted to Bank upon Bank's reasonable request at any time or times during the terms of the Loans, including upon the occurrence of an Event of Default or as may be required by any Environmental Laws or if Materials of Environmental Concern are discovered or potentially exist on any of the Properties.



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

         8.5. Audits. Audits of Inventory and Accounts, Chattel Paper, Contracts, Documents, General Intangibles and other right to receive money for goods received of Borrowers or any Approved Subsidiary will be conducted by Bank or Bank's agents or representatives no less frequently than two (2) times per fiscal year. Borrowers will bear the expenses of all normally scheduled audits in the amount of up to $5,000.00 per audit.

9.       DEFAULT.

         9.1. Events of Default. An "Event of Default" shall be the occurrence or existence of any one of the following conditions described in subsequent subsections of this Section 9.1 and the continuance thereof for either (i) the specific period of time, if any, specified with respect to such event or condition, (ii) a period of five (5) days after delivery of written notice to Borrowers from Bank if no period is specified and the event or condition is a failure to pay money to Bank as and when due; provided that Bank shall not be required to give notice more than twice in any twelve (12) month period or at maturity of any of the Loans; or (iii) a period of thirty (30) days after (x) delivery of written notice to Borrowers from Bank or (y) the date Bank should have been notified by Borrowers of such condition pursuant to Section 7.1(q) (which date, for defaults that the Borrower are made aware by the annual audit, shall be deemed to be the date that MCF receives the final, completed audit), if no period is specified and if the event or condition is not a failure to pay money; provided, however, notwithstanding anything contained herein to the contrary, there shall be no obligation of Bank to give notice and no right of Borrowers to cure if the event or condition is either the institution of a voluntary bankruptcy, insolvency or receivership action, the giving of any material false or fraudulent representation to Bank, the failure to keep any of the Collateral free and clear of any liens, except for the Permitted Encumbrances and for disputed liens that are "bonded off" within thirty (30) days after Borrower has notice of such lien, not approved in writing in advance by Bank;

         (a) Borrowers' failure to pay when due any payment of principal, interest, fee, or other charge payable under this Agreement, the Notes or any of the other Loan Documents except for Borrowers' failure to pay principal as required in accordance with Section 2.1(i) of this Agreement;

         (b) The failure of Borrowers', as applicable, to observe or perform any other obligation required, directly or indirectly, to be observed or performed by it hereunder or under the Notes or under the other Loan Documents, or the failure of any party to any subordinate agreement with respect to any Subordinated Indebtedness to breach any condition of or to comply with terms of such subordination agreement;

         (c) Any of the Borrowers shall (i) fail to pay when due including applicable grace period any Indebtedness due to Bank or any third Person, or (ii) suffer to exist any other event of default under any material agreement binding upon the applicable Borrowers or any of their properties;

         (d) Any financial statement, representation, warranty, or certificate made or furnished to Bank by or on behalf of any of the Borrowers in connection with this Agreement or the Loans, or any separate statement or document delivered or to be delivered to Bank hereunder, shall be discovered by Bank to have been materially false, incorrect, incomplete or otherwise misleading when made;

         (e) Any of the Borrowers shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors;

         (f) Proceedings in bankruptcy, or for reorganization of any of the Borrowers, or for the adjustment or readjustment of the debts of any one or more of them, under the Bankruptcy Act, as amended, or under any other Laws for the relief of debtors, or any part of any thereof, whether now existing or hereafter effective, shall be commenced by or against any of the Borrowers;

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         (g)      Proceedings  shall  be  instituted  for the  appointment  of a receiver  or  trustee  for  any of the  Borrowers  or for  any
                  substantial   part  of  their   respective   assets,   or  any
                  proceedings shall be instituted for the dissolution or full or partial liquidation of any one or more of them, or any one or more of them shall discontinue or materially change the nature of its business or sell all or substantially all of its assets;

         (h) Any of the Borrowers shall suffer one or more final judgments for the payment of money or the delivery of property or both with the sum of such money and the value of such property aggregating at least Fifty Thousand and No/100 Dollars ($50,000.00), unless execution has been effectively stayed;

         (i) Any Person other than Borrowers or any person acting on behalf of Bank shall obtain possession of any of the Collateral by any means, including without limitation, levy, distraint, replevin, or self-help;

         (j) Any obligee of Subordinated Debt shall fail to comply with the subordination provisions of the instrument evidencing such Subordinated Debt or contained in any subordination agreement;

         (k) Any loss, theft, substantial damage, or destruction of all or any part of the Collateral in excess of $100,000.00 which is not adequately covered by insurance;

         (l) A default under any obligation, whether now owed or hereafter owing, by any of the Borrowers to Bank or any of its affiliates or related entities; or

         (m) Borrowers' failure to pay principal as required under Section 2.1(i) of this Agreement or otherwise to comply with the requirements of Section 2.5 of this Agreement and such failure together with any subsequent failures under Section 2.1(i) or
                  Section 2.5 occurring within fourteen (14) days thereafter (collectively, a "Margin Failure") continues for a period of time more than fourteen (14) days after the effective date of the Collateral Certificate which first reflects Borrowers' initial failure to comply with the provisions of Section 2.5 of this Agreement; provided and notwithstanding anything to the contrary contained in this Section 9.1 or elsewhere in this Agreement, Borrowers must cure immediately, and without notice, any such failures to comply with the provisions of
                  Section  2.1(i) or Section  2.5 which  occur  after the second
                  (2nd) Margin Failure in any twelve (12) month period.

The Events of Default set forth in this section 9.1 are in addition to those Events of Default set forth and defined elsewhere in the Loan Documents. In the event of any direct conflict in provisions related to Events of Default, including the requirements or applicability of any grace periods, contained in this Agreement and in the other Loan Documents, the terms and provisions of this Agreement shall govern and control.

         9.2. Acceleration. Immediately and without notice upon the occurrence of an Event of Default, at Bank's option, all of Bank's duties and obligations hereunder shall terminate and all Obligations or any part thereof as determined by Bank shall immediately become due and payable without further action of any kind.

         9.3. Remedies after Acceleration. After any acceleration as provided in section 9.2, Bank shall have, in addition to the rights and remedies given, all of those remedies allowed by all applicable Laws, including without limitation the Uniform Commercial Code, enacted in any jurisdiction in which any Collateral may be located or otherwise applicable to the Loans or Borrowers. Without limiting the generality of the foregoing, Bank may, at any time after acceleration, without any demand or notice (except as may be required by this Agreement or applicable Laws) to any of the Borrowers, all of which are hereby expressly waived, and with or without advertisement, sell at public or private sale or otherwise realize upon the whole or, from time to time, any part of the Collateral or any interest of any of the Borrowers. After deducting from the proceeds of such sale or disposition of the Collateral all expenses (including reasonable expenses for professional services), Bank shall apply such proceeds


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toward  satisfying  so much of the  Obligations  as  were  so  accelerated.  Any remainder of such proceeds after satisfaction in full of such Obligations shall be distributed as required by applicable Laws. Notice of any such sale or other disposition shall be given where practicable to Borrower at least five (5) days prior to the date of any intended public sale or of the time after which any intended private sale or other disposition is to be made, and Borrowers agree that such notice is and shall be deemed to be reasonable. Borrowers agree to assemble, or cause to be assembled, at its own expense the Collateral at such place or places as Bank may designate. At any such sale or other disposition, Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free of any right of redemption on the part of any of the Borrowers, which right is hereby waived and released by Borrowers. Without limiting the generality of any rights and remedies available to Bank under this section, Bank may at its option and discretion, to the full extent permitted by applicable Laws:

         (a) Enter upon any of the Properties, exclude therefrom Borrowers, or any Affiliate, employee, or other representative thereof, and take immediate possession of the Collateral, either personally or by use of a receiver appointed by a court, using all necessary force to do so;

         (b) Use, operate, manage, sell, lease, and control the Collateral in any lawful manner;

         (c) Collect and receive all rents, income, revenue, earnings, issues, and profits from the Collateral; and

         (d)      Maintain, repair, renovate, alter, or remove the Collateral.

         9.4. Remedies Alternative to Acceleration. In each instance in which the Event of Default involves the failure to pay when due a sum of money or to perform when required one or more particular Obligations, Bank may, at its option and in lieu of accelerating as permitted in section 9.2, pay such sum or sums or cause to be performed such obligation or obligations on behalf of Borrowers and collect the amount of Bank's costs in so doing (including reasonable professional expenses) (a) as principal hereunder upon which interest accrues at the then-applicable rate set forth in the Term Note, or (b) by direct charge to any deposit accounts of any of the Borrowers maintained with Bank. Bank's exercise of such option at any time shall not obligate Bank to exercise such option upon the subsequent occurrence of the same or any other Event of Default.

10.      MISCELLANEOUS.

         10.1.  Construction.

         (a) The provision(s) of this Agreement shall be in addition to those of the other Loan Documents, the terms of such Loan Documents are incorporated herein by reference, held by or in favor of Bank, all of which shall be construed as complementary to each other. Nothing contained herein shall prevent Bank from enforcing any or all other notes or guaranty, pledge or security agreements, or other such evidences of liability in accordance with their respective terms.

         (b) Where appropriate, the reference herein to any gender, whether masculine, feminine, or neuter, shall include the other genders, and the reference herein to the singular number shall include the plural and vice versa.

         10.2. Further Assurances. From time to time, Borrowers will execute and deliver or have executed and delivered to Bank such additional documents and will provide such additional information as Bank may reasonably require to carry out the terms of this Agreement and be informed of the respective status and affairs of Borrowers.



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

         10.3. Enforcement and Waiver. Bank shall have the right at all times to enforce the provisions of this Agreement and the other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct of Bank in refraining from so doing at any time or times. Bank's failure to enforce any such provision or to exercise any right available to Bank upon the occurrence of an Event of Default shall not constitute a waiver of, or bar Bank from enforcing or exercising, any such provision or right upon the subsequent occurrence of the same or any other Event of Default. All rights and remedies of Bank are cumulative and concurrent, and the exercise of any right or remedy shall not be deemed a waiver or release of any other right or remedy.

         10.4. Bank's Expenses. Borrowers will, on demand, reimburse Bank for all costs and expenses, including reasonable fees and expenses of Bank caused, incurred or paid by Bank in connection with the preparation, administration, amendment, modification, enforcement, or attempted enforcement of this Agreement other than the collection or attempted collection of the Notes.

         10.5. Notices. Any notices or consents required or permitted under this Agreement shall be in writing, sent prepaid, by person, by telegram, or by any form of U. S. Mail which provides a receipt therefore, to the parties at the following addresses except as any such address is changed by written notice:

         (a)      To Borrowers:               306 Main Street
                                              Post Office Box 469
                                              Edgefield, South Carolina 29824

         (b)      To Bank:                    NationsBank, N.A.
                                              1901 Main Street
                                              Columbia, South Carolina 29222

                                              Location Code:  SC 3 240-03-07
                                              Attention:  Mary H. "Mze" Wilkins

The same shall be deemed to be delivered as of the time of personal delivery, the time stated on the telegram, or the third (3rd) business day after the day of deposit thereof in the U.S. Mail Depository.

         10.6. Waiver and Release by Borrowers. To the maximum extent permitted by applicable Laws, Borrowers (a) waive in addition to any other items or matters waived herein: (i) all notices of any kind connected with any commercial paper at any time held by Bank on which any of the Borrowers are in any way liable; and (ii) notice or opportunity to be heard, after acceleration pursuant to section 9.2 hereof, before Bank's exercise of any remedies of self-help, set-off or any other summary procedures permitted by any applicable Laws or by any agreement with any of the Borrowers, and, except where required hereby or by any applicable Laws, notice of any other action taken by Bank; and (b) release Bank and its officers, directors, agents, attorneys, servants, and employees from all claims of loss or damage caused by any act or omission on the part of any of them except willful misconduct.

         10.7. Participation. Notwithstanding any other provision hereof, Bank may at any time enter into one or more agreements with one or more participants whereby Bank agrees to allocate a certain percentage or Dollar amount of the Loans to them. Borrowers acknowledge that, for the convenience of all parties, this Agreement is being entered into with Bank only and that Borrowers' obligations hereunder are undertaken for the benefit of, and as an inducement to, any such participant as well as Bank. Borrowers, hereby grant to each such participant, to the extent of its participation in the Loans, the right to set-off in accordance with applicable Laws deposit accounts maintained by them with such participant. Borrowers hereby consent to the delivery by Bank, to any such participant or prospective participant, of any information and document submitted by or on behalf of either or both of them to Bank under this Agreement or otherwise in connection with the Loans. For all purposes where applicable, any reference to Bank in this Agreement shall include any such participant, to the extent of its participation in the Loan.

         10.8. Governing Law. This Agreement, and all other documents in connection therewith shall be governed by and construed in accordance with the Laws of the State of South Carolina.

         10.9. Amendment Agreement. This Agreement may be amended only in writing signed by, at least, the party against whom such amendment is sought to be enforced. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties.

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

         10.10. Assignment. Borrowers may not assign any of their rights, duties, or obligations hereunder without Bank's prior written consent.

         10.11. Benefit; Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, authorized assigns, and legal representatives.

         10.12. Severability. If any provision of this Agreement shall be held to be invalid under any applicable Laws, such invalidity shall not affect any other provision hereof that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

         10.13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute a single instrument.

         10.14 Entire Agreement. This Agreement, including all exhibits, schedules and other documents attached to this Agreement or incorporated by reference, constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all other understandings, oral or written, with respect to the subject matter of this Agreement.

         10.15 Arbitration. ANY CONTROVERSY OR CLAIM BETWEEN THE BANK OR THE BORROWERS INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OR ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING ANY ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF COLUMBIA, SOUTH CAROLINA AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE
ARBITRATION,   THEN  THE  AMERICAN  ARBITRATION   ASSOCIATION  WILL  SERVE.  ALL
ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
(I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SECTION 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF; (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OR ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT.

         10.16 Amendment and Restatement. It is the intent of the parties that this Agreement constitutes a modification and restatement of a prior loan agreement and under no circumstances shall constitute a novation of the Revolving Credit Loan or the Term Loan. All Loan Documents, including all Mortgages and Security Agreements, are modified as necessary such that the Collateral securing the Obligations shall secure and continue to secure the Obligations (including all obligations under the 1997 Term Loan) and the liens in favor of Bank on such Collateral will maintain the priority originally granted.



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         IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed and delivered to be effective as of the day and year first written above.

                                           BORROWERS:

                                           MARTIN COLOR-FI, INC.         (SEAL)
                                           STAR FIBERS CORP.             (SEAL)
                                           CUSTOM COLORANTS, INC.        (SEAL)
                                           BUCHANAN INDUSTRIES, INC.     (SEAL)
                                           PALMETTO SPINNING CORPORATION (SEAL)

                                           BANK:

                                           NATIONSBANK, N. A.            (SEAL)



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                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT 2-2       -        Form of Collateral Certificate
EXHIBIT 2-3       -        Form of Monthly Borrowing Base Certificate
Schedule 6-1(a)   -        List of Jurisdictions
Schedule 6-1(h)   -        List of Indebtedness
Schedule 6-1(s)   -        List of Collateral Locations
Schedule 6-1(t)   -        List of Trade Names


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